Exhibit 10.7

ANDERSEN GROUP INC.

2025 EQUITY INCENTIVE PLAN

ANDERSEN GROUP INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the IPO Date. The purpose of the Plan is to attract, incentivize and retain Service Providers through the grant of Awards. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2. ADMINISTRATION.

2.1 General. The Plan may be administered by the Board and/or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan or an Award Agreement to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Awards granted under the Plan, (d) determine whether, when and to what extent an Award has become vested and/or exercisable and whether any performance-based vesting conditions have been satisfied, (e) accelerate vesting and/or exercisability of an Award notwithstanding the provisions of any Award Agreement stating the time(s) such Award shall become vested and/or exercisable or any tax consequences resulting from such acceleration, (f) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (g) implement periods during which the exercise or settlement of some or all outstanding Awards may be prohibited and/or when other Plan transactions may not occur, whether to facilitate compliance with applicable laws or for purposes of administrative convenience, (h) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (i) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan (other than any requiring stockholder approval pursuant to Article 13.3) to the extent it determines it necessary and appropriate to do so.

2.4 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

2.5 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 6,700,000 Common Shares, and (b) the additional Common Shares described in Articles 3.2 and 3.3. The Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2026 and ending on (and including) January 1, 2035, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the lesser of (a) 5% of the total number of shares of all classes of the Company’s common stock actually issued and outstanding on the last day of the preceding fiscal year, or (b) a number of Common Shares determined by the Board.

3.3 Shares Returned to Reserve. To the extent that Options, SARs, Restricted Stock Units or other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall remain or again become available for issuance under the Plan. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall remain available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall remain or again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4 Awards Not Reducing Share Reserve. To the extent permitted under applicable exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

ARTICLE 4. ELIGIBILITY.

Awards may be granted to Service Providers.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall be determined by the Administrator in its sole discretion. To the extent necessary to avoid adverse tax consequences pursuant to Code Section 409A, the Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by the Optionee’s beneficiary or beneficiaries (if a beneficiary designation is permitted by the Company and valid under applicable law), estate or heirs.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d) Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6. STOCK APPRECIATION RIGHTS.

6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall be determined by the Administrator in its sole discretion. To the extent necessary to avoid adverse tax consequences pursuant to Code Section 409A, the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries (if a beneficiary designation is permitted by the Company and valid under applicable law), estate or heirs.

6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair his or her rights or obligations under such SAR.

ARTICLE 7. RESTRICTED SHARES.

7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares or other property, such Common Shares or other property shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5 Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Shares.

ARTICLE 8. RESTRICTED STOCK UNITS.

8.1 Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipient.

8.3 Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4 Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting or dividend rights. Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.5 Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock

Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6 Death of Recipient. Any Restricted Stock Units that become distributable after the Participant’s death shall be distributed to the Participant’s estate or to any person who has acquired such Restricted Stock Units directly from the recipient by beneficiary designation (to the extent permitted by the Company and valid under applicable law), bequest or inheritance.

8.7 Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Stock Unit.

8.8 Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following:

(a) The number and kind of shares available for issuance under Article 3, including the numerical share limits in Article 3.1;

(b) The number and kind of shares covered by each outstanding Option, SAR and Restricted Stock Unit; and/or

(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares, a recapitalization, a spin-off or a similar occurrence that affects the Company’s capital structure or the per share value of the Common Shares subject to an Award, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate to the foregoing in order to prevent diminution or enlargement of benefits under the Plan. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

Any securities or other property (including cash or cash equivalents) that, by reason of any adjustment described in this Section 9.1, are exchanged for, or distributed with respect to, an Award, shall be subject to the same terms and conditions (including, without limitation, vesting and forfeiture) as are applicable to the Award or the Common Shares subject to such Award prior to such adjustment.

9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation, reorganization or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a) The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b) The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d) In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR;

(e) The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, indemnification, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains a Service Provider as of the effective time of a merger, consolidation or Change in Control (other than one described in Article 14.6(d)) (a “Current Participant”) shall become fully vested and, if applicable, exercisable (with any performance-based vesting conditions applicable to an Award deemed achieved at 100% of target levels) immediately prior to the effective time of the transaction. However, the prior sentence shall not apply, and an outstanding Award shall not become vested and, if applicable, exercisable, if and to the extent the Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. In addition, the prior two sentences shall not apply to an Award held by a Participant who is not a Current Participant, unless an Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10. OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.

11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4 Transferability of Awards.

(a) General. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law (including to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order)). Unless otherwise determined by the Administrator, an Award shall be transferable by a Participant only by (a) beneficiary designation (if permitted by the Company and valid under applicable law), (b) a will or (c) the laws of descent and distribution.

(b) Beneficiary Designations. If permitted by the Company and valid under applicable law, a Participant may, in a manner permitted by the Company, designate a beneficiary or beneficiaries who may exercise the Participant’s Award (to the extent exercisable) after the Participant’s death and/or receive amounts due under an Award after the Participant’s death.

11.5 Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12. TAXES.

12.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make such arrangements as the Administrator may require or permit for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit or require such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by the SEC, accounting or other rules.

12.3 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1). Unless otherwise expressly set forth in an Award Agreement, each installment of an Award that vests and/or becomes exercisable is intended to be a separate payment for purposes of Code Section 409A.

12.4 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13. FUTURE OF THE PLAN.

13.1 Term of the Plan. The Plan, as set forth herein, shall become effective upon its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below. Subject to Section 13.2, the Plan shall terminate automatically 10 years after the date on which the Board approves the Plan.

13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14. DEFINITIONS.

14.1 “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2 “Affiliate” means any entity, other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of the voting power of such entity or that is an “affiliate” of the Company as defined in Rule 405 under the Securities Act. An entity that attains the status of an Affiliate on a date after the adoption of the Plan shall be considered an Affiliate commencing as of such date. The Administrator shall determine which entities qualify as Affiliates for purposes of the Plan, which (for avoidance of doubt) is intended to include Andersen Tax LLC.

14.3 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Stock Unit award or another form of equity-based compensation award.

14.4 “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5 “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6 “Change in Control” means:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Andersen Aggregator LLC becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7 “Code” means the Internal Revenue Code of 1986, as amended.

14.8 “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9 “Common Share” means one share of the Company’s Class A Common Stock.

14.10 “Company” means Andersen Group Inc., a Delaware corporation.

14.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12 “Employee” means an employee of the Company, a Parent, a Subsidiary or an Affiliate and, for avoidance of doubt, includes an employee of the Company, a Parent, a Subsidiary or an Affiliate who holds the position of “managing director” in one or more of such entities. Neither service as a member of the Board nor payment of a fee for service on the Board will be sufficient to constitute “employment” by the Company.

14.13 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

14.14 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.15 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

14.16 “IPO Date” means the effective date of the registration statement filed by the Company with the U.S. Securities and Exchange Commission for its initial offering of the Common Shares to the public.

14.17 “NSO” means a stock option not described in Code Sections 422 or 423.

14.18 “Option” means NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.19 “Optionee” means an individual or estate holding an Option or SAR.

14.20 “Outside Director” means a member of the Board who is not an Employee or Partner.

14.21 “Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns stock, shares, units or interests possessing 50% or more of the total combined voting power of all classes of stock, shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.22 “Partner” means an individual who is a general partner or voting member of a Parent, Subsidiary or Affiliate (including, without limitation, Andersen Aggregator LLC) and provides services to the Company, a Parent, Subsidiary or Affiliate as a managing director (or a successor title thereto as approved by the Board) such that such individual may be offered securities registrable on Form S-8 under the Securities Act. Once an individual ceases to provide service to the Company, a Parent, Subsidiary or an Affiliate as a managing director (or such aforementioned successor title), such individual shall no longer be a Partner for purposes of the Plan even if such individual continues to be a partner or member of, or retains an ownership interest in, a Parent, Subsidiary or Affiliate.

14.23 “Participant” means an individual or estate holding an Award.

14.24 “Plan” means this Andersen Group Inc. 2025 Equity Incentive Plan, as amended from time to time.

14.25 “Restricted Share” means a Common Share awarded under Article 7 of the Plan.

14.26 “Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.27 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.28 “Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.29 “SAR” means a stock appreciation right granted under the Plan.

14.30 “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.31 “Securities Act” means the U.S. Securities Act of 1933, as amended.

14.32 “Service Provider” means any individual who is an Employee, Partner, Outside Director or Consultant, including any prospective Employee, Partner, Outside Director or Consultant who has accepted an offer of employment or service and will be an Employee, Partner, Outside Director or Consultant after the commencement of their service.

14.33 “Stock Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.34 “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock, shares, units or interests possessing 50% or more of the total combined voting power of all classes of stock, shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.35 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable exchange listing requirements.

ANDERSEN GROUP INC.

2025 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted Restricted Stock Units (“RSUs”), each representing the right to receive one share of the Class A Common Stock of Andersen Group Inc. (the “Company”) on the following terms and conditions:

Name of Recipient:

Total Number of RSUs Granted:

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:

You and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Company’s 2025 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (including, if applicable, the Appendix for Non-U.S. Participants), both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan, future RSUs that may be awarded under the Plan (if any) and all documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the Internet and printing fees, and that an interruption of Internet access may interfere with your ability to access the documents.

You further agree to comply with the Company’s Insider Trading Policy when selling shares of the Company’s Common Stock.

YOU MUST EXPRESSLY ACCEPT THE TERMS AND CONDITIONS OF THIS RSU AWARD BY ELECTRONICALLY ACCEPTING THIS AWARD (IN THE MANNER INSTRUCTED BY THE COMPANY) ON OR BEFORE THE EARLIER OF (1) THE DATE THAT IS 90 DAYS AFTER THE DATE OF GRANT SET FORTH ABOVE OR (2) THE FIRST DATE ANY OF THESE RSUs WOULD VEST IN ACCORDANCE WITH THE VESTING SCHEDULE SET FORTH ABOVE. NOTWITHSTANDING THE FOREGOING, IF YOU ARE ON AN APPROVED LEAVE OF ABSENCE ON THE DATE OF GRANT SET FORTH ABOVE, THE 90 DAY DEADLINE IN THE PRIOR SENTENCE WILL NOT APPLY AND YOU MUST ACCEPT THIS AWARD PRIOR TO THE FIRST DATE ANY OF THESE RSUs WOULD VEST IN ACCORDANCE WITH THE VESTING SCHEDULE SET FORTH ABOVE. IF YOU DO NOT ACCEPT THIS AWARD BY THE APPLICABLE DEADLINE, THIS RSU AWARD WILL AUTOMATICALLY TERMINATE AND BE CANCELLED AND YOU WILL HAVE NO RIGHTS TO THIS RSU AWARD.

ANDERSEN GROUP INC.

2025 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Section 1. GRANT OF RESTRICTED STOCK UNITS.

Section 1.1 GRANT. Subject to all of the terms and conditions set forth in the Notice of Restricted Stock Unit Award (the “Grant Notice”), this Restricted Stock Unit Agreement (including, if applicable, the Appendix for Non-U.S. Participants) (the “Agreement”) and the Plan, the Company has granted to you the number of RSUs set forth in the Grant Notice.

Section 1.2 PAYMENT FOR RSUS. No payment is required for the RSUs that you are receiving.

Section 1.3 NATURE OF RSUS. Your RSUs are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of the Company’s Class A Common Stock on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

Section 1.4 NO VOTING RIGHTS OR DIVIDENDS. Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing shares of the Company’s Class A Common Stock.

Section 1.5 EQUITY PLAN AND DEFINED TERMS. The provisions of the Plan are incorporated in this Agreement by reference. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

Section 2. VESTING AND FORFEITURE.

Section 2.1 VESTING. The RSUs vest in accordance with the vesting schedule set forth in the Grant Notice; provided, however, that your RSUs will not vest unless you are in Active Working Service on the applicable vesting date. For purposes of your RSUs, “Acting Working Service” means that you have not resigned your Service with the Company, a Parent, Subsidiary or Affiliate or given notice of your intention to resign, and you have not been terminated or given notice of termination by the Company, a Parent, Subsidiary or Affiliate. In addition, in no event will any additional RSUs vest after your Service has terminated for any reason unless expressly provided in a written agreement between you and the Company.

Section 2.2 TERMINATION OF SERVICE/FORFEITURE. The Company determines whether and when your Service terminates for all purposes of your RSUs. If your Service terminates for any reason, then your RSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination of your Service. This means that any RSUs that have not vested under this Agreement will be cancelled immediately. You will receive no payment for RSUs that are forfeited.

Section 2.3 LEAVES OF ABSENCE. For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. However, except as otherwise determined by the Company, your Service terminates when the approved leave ends, unless you immediately return to active work. If you go on a leave of absence that is not covered under the Family and Medical Leave Act or applicable state law (an “unprotected” leave) and that lasts more than thirty days, then, to the extent permitted by applicable law, the vesting schedule specified in the Grant Notice will be suspended on the thirty-first day of such unprotected leave, and this award will not vest with respect to any additional RSUs during the remainder of such leave. Vesting will resume when you return to active Service, with the vesting schedule set forth in the Grant Notice adjusted to reflect the period you were on a leave of absence. If you go on a protected leave of absence covered under the Family and Medical Leave Act or applicable state laws, the vesting schedule specified in the Grant Notice may be suspended and/or adjusted in accordance with the Company’s leave of absence policy or the terms of your leave if your leave of absence exhausts federal and state protections (i.e., during any unprotected portion of your leave). If vesting is suspended while you are on a leave of absence, the Company will communicate your updated vesting schedule when you return to active Service.

Section 2.4 PART-TIME WORK. If you commence working on a part-time basis, the Company may adjust the vesting schedule specified in the Grant Notice so that the rate of vesting is commensurate with your reduced work schedule.

Section 3. SETTLEMENT OF RSUS; ISSUANCE OF SHARES.

Section 3.1 TIME OF SETTLEMENT. Each RSU will be settled as soon as practicable on or following the date when it vests, and in any event within 2 1⁄2 months after the end of the year in which the vesting date occurs, unless you and the Company have agreed in writing to a later settlement date pursuant to procedures the Company may prescribe at its discretion. In no event will you be permitted, directly or indirectly, to specify the taxable year of settlement of any RSUs subject to this award.

Section 3.2 FORM OF SETTLEMENT. At the time of settlement, you will receive one share of the Company’s Class A Common Stock for each vested RSU. No fractional shares will be issued upon settlement. To the extent necessary, the number of shares to be issued to you will be rounded down to the nearest whole share.

Section 3.3 RESTRICTIONS ON ISSUANCE. The Company will not issue any shares to you if the issuance of shares at that time would violate any law or regulation. You understand that the Company is under no obligation to register or qualify the Company’s shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

Section 3.4 USE OF CAPTIVE BROKER. The Company may require that you hold any shares issued in settlement of this award at a brokerage firm designated by the Company and that you use the Company’s designated brokerage firm for any sale of such shares. Such restrictions will apply as long as your Service continues and for such period after termination of your Service as the Company may specify.

Section 4. WITHHOLDING TAXES.

Section 4.1 GENERAL. No shares will be distributed to you unless you have made arrangements satisfactory to the Company and/or the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”) for the payment of any Tax-Related Items (as defined below) that the Company and/or the Employer determine must be withheld. Regardless of any action the Company (or, if applicable, the Employer) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the issuance of shares upon vesting of the RSUs, the subsequent sale of shares acquired pursuant to such vesting and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Section 4.2 WITHHOLDING RATES. The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in your jurisdiction, in which case you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares), or if not refunded, you may seek a refund from local tax authorities.

Section 4.3 WITHHOLDING METHOD. The Company may require you to satisfy your Tax-Related Items, and you hereby authorize and instruct the Company, at its sole discretion, to satisfy your Tax-Related Items, by one or a combination of the following methods:

(a) Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer.

(b) Instructing a brokerage firm selected by the Company for this purpose to sell on your behalf a number of whole shares of Company stock to be issued to you when the RSUs are settled that the Company determines are appropriate to generate cash proceeds sufficient to satisfy the Tax-Related Items. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price. Regardless of whether the Company arranges for such sale, you will be responsible for all fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale. You agree to execute and deliver to the Company, or the brokerage firm selected by the Company, any other agreements or documents as the Company or the brokerage firm deems reasonably necessary or appropriate to carry out any sell-to-cover transaction.

(c) Withholding shares of Company stock that would otherwise be issued to you when the RSUs are settled equal in value to the Tax-Related Items. The value of the withheld shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items.

(d) Any other means approved by the Company.

If the Company (in its sole discretion) offers a choice between two or more withholding methods, any election must be made in accordance with applicable laws and the Company’s insider trading policy. In the case of Section 16 officers, the method of withholding will be determined by the Board or its compensation committee.

You agree to pay to the Company or the Employer in cash any amount of Tax-Related Items that the Company does not elect to satisfy, or that cannot be satisfied, by the means described above. To the extent you fail to comply with your obligations for payment of any required withholding taxes or other Tax-Related Items, you will permanently forfeit the applicable RSUs.

Section 5. RESTRICTIONS ON RSUS AND SHARES.

Section 5.1 RSUS NONTRANSFERABLE. Except as provided in this Agreement or in the Plan, you may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use your RSUs as security for a loan. In addition, regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in your RSUs in any way.

Section 5.2 BENEFICIARY DESIGNATION. You may dispose of your RSUs in a written beneficiary designation, if authorized by the Company and to the extent such beneficiary designation is valid under applicable law. Any beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested RSUs that you hold at the time of your death.

Section 5.3 RECOUPMENT POLICY. This award, and the shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect from time to time.

Section 5.4 RESTRICTIONS ON RESALE. You agree not to sell any shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Section 6. OTHER PROVISIONS.

Section 6.1 NO RETENTION RIGHTS. Your award or this Agreement does not give you the right to be retained by the Company, a Parent, Subsidiary, or an Affiliate in any capacity. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Section 6.2 ADJUSTMENTs. In the event of a stock split, a stock dividend or a similar change in Company’s Class A Common Stock, your RSUs will be adjusted pursuant to the Plan.

Section 6.3 EFFECT OF SIGNIFICANT CORPORATE TRANSACTIONS. If the Company is a party to a merger, consolidation, or certain change in control transactions, then your RSUs will be subject to the applicable provisions of Article 9 of the Plan, provided that any action taken must either (a) preserve the exemption of your RSUs from Code Section 409A or (b) comply with Code Section 409A.

Section 6.4 SECTION 409A. Unless you and the Company have agreed to a deferred settlement date (pursuant to procedures that the Company may prescribe at its discretion), settlement of these restricted stock units is intended to be exempt from the application of Code Section 409A pursuant to Treasury Regulation 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exception. Notwithstanding the foregoing, if it is determined that settlement of these RSUs is not exempt from Code Section 409A and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), then this paragraph will apply. If this paragraph applies, and the event triggering settlement is your “separation from service,” then any RSUs that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death. Each installment of RSUs that vests is hereby designated as a separate payment for purposes of Code Section 409A.

Section 6.5 APPLICABLE LAW. This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions).

Section 6.6 ENTIRE AGREEMENT. The Plan, this Agreement (including, if applicable, any Appendix for Non-U.S. Participants) and the Grant Notice constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded.

Section 6.7 MODIFICATIONS AND WAIVERS. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. This Agreement may be amended only by a written agreement signed by an authorized officer of the Company. Your consent to an amendment of this Agreement shall be required only if the amendment materially impairs your rights or obligations under this Agreement.

Section 6.8 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

Section 6.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement

Section 6.10 LANGUAGE. The parties hereto acknowledge that they have requested and are satisfied that this document and all related documents be drawn up in the English language.

BY ACCEPTING THIS RSU AWARD, YOU AGREE TO ALL OF THE TERMS AND

CONDITIONS DESCRIBED ABOVE AND IN THE PLAN (INCLUDING THE TERMS OF

ANY APPLICABLE APPENDIX INCORPORATED HEREIN BY REFERENCE).